UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2021

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
875 Stevenson St., 5th Floor
San Francisco, CA 94103
(Address of principal executive offices, including Zip Code)
(415) 549-8913
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws.
Amendment and Restatement of Certificate of Incorporation
On November 8, 2021, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of Class A common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the IPO. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Amendment and Restatement of Bylaws
On November 8, 2021, the Company’s Amended and Restated Bylaws (the “Restated Bylaws”) became effective in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.
Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus the Company filed with the Securities and Exchange Commission on November 5, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-260134).
Item 7.01    Regulation FD Disclosure.
The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (nerdwallet.com), the investor relations section of its website (investors.nerdwallet.com), its Instagram account (@NerdWallet), its Twitter account (@NerdWallet), its LinkedIn account (linkedin.com/company/nerdwallet), and its Facebook page (@NerdWallet). The Company uses these channels to communicate with investors and the public about the Company, its products and other matters. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
The Company intends to post the schedule for announcement of its financial results for the fourth quarter of 2021 on the investor relations section of the Company’s website.
Item 8.01    Other Events.
On November 8, 2021, the Company issued a press release announcing the closing of its IPO of 8,337,500 shares of its Class A common stock, which includes the exercise in full of the underwriters’ option to purchase 1,087,500 Class A common stock, at a public offering price of $18.00 per share. The gross proceeds to the Company from the IPO were $150.1 million, before deducting underwriting commissions and estimated offering expenses payable by the Company.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of NerdWallet, Inc.
3.2	Amended and Restated Bylaws of NerdWallet, Inc.
99.1	Press Release dated November 8, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NerdWallet, Inc.
Dated: November 9, 2021
	By:	/s/ Tim Chen
Title: Chief Executive Officer